FOR IMMEDIATE RELEASE

WHERIFY WIRELESS, INC. ANNOUNCES NEW CEO VINCENT SHEERAN
AND UPCOMING CONFERENCE CALL

San Mateo, Calif. (June 7, 2007) -- Wherify Wireless, Inc., (OTCBB:WFYW), a leading developer of wireless location products and services, announced today that Vincent D. Sheeran has joined the company as CEO. Mr. Sheeran is well known in the technology sector from his leadership at UltraLink and Epicor Software.

“We are very pleased to see Vince Sheeran, a veteran of several high-growth technology companies, join the Wherify team,” said W. Douglas Hajjar, a member of the board of directors. “We believe the addition of Vince will enhance Wherify’s position in the market and help facilitate growth in sales, executive management and operations.”

“Vince has an impressive track record in bringing innovative technology products to the market,” continued Mr. Hajjar. “We look forward to him refining Wherify’s strategies to address the growing number of wireless GPS location opportunities we are seeing in the global marketplace.”

Mr. Sheeran joins Wherify from UltraLink, Inc, where he was President and CEO. At UltraLink, he was responsible for transforming the business into a well respected HRO with a growing number of services. He also orchestrated the successful sale of the company to Barring Private Equity of India. Prior to UltraLink, Mr. Sheeran was Senior Vice President of Worldwide Sales at Epicor Software, where he was responsible for profit and loss for all international regions and directed the company’s overall sales efforts.

Mr. Sheeran also held other senior positions at Epicor, including Senior Vice President, Marketing. Prior to that, he held senior executive positions at several other growing technology firms, including Software Plus, Inc., Tesseract, and McCormack and Dodge. Mr. Sheeran holds a B.S. in Management and Management Sciences from the University of South Carolina.

“I am very excited about taking the helm at Wherify and I look forward to both capitalizing on the successes the company has already realized and implementing new strategies to accelerate revenue growth,” said Mr. Sheeran. “Over the next few months we will be launching several new programs to reposition Wherify’s industry leading personal location and GPS technologies and enter new domestic and international growth markets. I believe location-based services will be one of the fastest growing markets within the technology sector in the coming few years, and I believe Wherify is well positioned to capitalize on this growth.”

Wherify invites the public, members of the press, the financial community, stockholders and other interested parties to a conference call at 4:15PM (EDT) on Tuesday, June 12, 2007 to introduce Mr. Sheeran and to outline its corporate strategies for the future. Interested parties will be able to access the conference call by dialing (877) 407-8037. Parties located outside of the United States can access the conference call by dialing (201) 689-8037. A digital replay of the call will be available to the interested parties on (877) 660-6853 with access code 244996.

About Wherify Wireless

Wherify Wireless, Inc. (OTC BB:WFYW.OB - News) is a developer of personal location products and services, as recognized by the Smithsonian Institution Museum's adoption of Wherify Wireless' first product, the Child Locator, into permanent display as the world's first commercial personal GPS tracking device. With three U.S. patents granted in the areas of personal location and position tracking and four more patents pending in the area of GPS locator phones, Wherify Wireless continues to be a leader in location technology development by integrating Aided-GPS location into a GSM cellular platform that has been demonstrated on over 100 GSM networks world-wide. Wherify Wireless' expertise in GPS technology for wireless devices and its patented back-end location service engine enable customers to obtain real-time location information on individuals and property directly through the Internet or any phone. Wherify Wireless was founded in 1998, and is located in San Mateo, California.

Note Regarding Forward-Looking Statements
Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should be considered to be forward-looking statements. There are a number of factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including general conditions in the relevant industries and markets, the impact of competitive products, intellectual property issues and the other factors described in Wherify Wireless' periodic filings with the SEC. The company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

CONTACTS:

Joe Noel
Wherify Investor Relations
Tel: 1.925.922.2560
Email Contact

Stephen Axelrod
CFA
Wolfe Axelrod Weinberger Associates LLC
Tel: 1.212.370.4500
Email Contact